UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the
☑	Definitive Proxy Statement		Commission Only (as permitted
☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material under Rule 14a-12
DYNAMICS RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

DYNAMICS RESEARCH CORPORATION
60 Frontage Road
Andover, Massachusetts 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2006

To the Stockholders:

The Annual Meeting of the stockholders of Dynamics Research Corporation will be held at 2:00 p.m. on May 23, 2006 at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts 02110, for the following purposes:

1.	To fix the number of directors for the ensuing year and to elect two Class I Directors to hold office until the 2009 Annual Meeting of stockholders and one Class II Director to hold office until the 2007 Annual Meeting of stockholders.

2.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan.

3.	To consider and act upon such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on March 31, 2006 will be entitled to receive notice of and to vote at the meeting.

By order of the Board of Directors,

Richard A. Covel
Secretary

April 28, 2006

IMPORTANT

All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters that are considered. It is important that your shares be voted.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 23, 2006
QUORUM REQUIREMENT
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPROVAL OF AMENDMENT TO 2000 EMPLOYEE STOCK PURCHASE PLAN
AUDIT MATTERS
OTHER INFORMATION
AUDIT COMMITTEE CHARTER
2000 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED

DYNAMICS RESEARCH CORPORATION
60 Frontage Road
Andover, Massachusetts 01810

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 23, 2006

GENERAL

The accompanying proxy is solicited by the Board of Directors of Dynamics Research Corporation (the “company”) to be voted at the 2006 Annual Meeting of Stockholders to be held on May 23, 2006.

Shares represented by proxies in the accompanying form, if properly executed and returned and not revoked, will be voted at the Annual Meeting. To be voted, proxies must be filed with the Secretary prior to voting. The authority granted by an executed proxy may be revoked at any time before it is exercised by filing with the Secretary of the company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Proxies will be voted as specified by the stockholders. If no specification is made, the proxy will be voted for the election of two Class I Directors to hold office until the 2009 Annual Meeting of stockholders and one Class II Director to hold office until the 2007 Annual Meeting of stockholders and for the approval of Proposal 2, the amendment to the company’s 2000 Employee Stock Purchase Plan.

Stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the Annual Meeting. There were 9,188,867 shares of common stock, $0.10 par value per share, outstanding as of that date, each entitled to one vote.

This proxy statement and the enclosed proxy are being mailed to stockholders on or about the date of the Notice of Annual Meeting.

The cost of solicitation of proxies will be borne by the company. Employees of the company may also solicit proxies by mail, telephone or personal interview.

QUORUM REQUIREMENT

Consistent with state law and under the company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Persons appointed by the company to act as election inspectors for the meeting will count votes cast by proxy or in person at the Annual Meeting.

If a quorum is present, the affirmative vote of the holders of a plurality of the votes properly cast for the election of directors at the Annual Meeting is required to elect the two nominees for election as Class I Directors and one nominee for election as a Class II Director at the Annual Meeting, and the affirmative vote of the holders of a majority of the votes properly cast for Proposal 2, the amendment to the company’s 2000 Employee Stock Purchase Plan, is required to approve Proposal 2 at the Annual Meeting.

The election inspectors will count shares represented by proxies that withhold authority to vote for either proposal or that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) only as shares that are present and entitled to vote on the proposal for purposes of determining a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of directors. Abstentions will have the effect of being cast against Proposal 2. Broker non-votes will not have any effect on Proposal 2.

PRINCIPAL STOCKHOLDERS

Common Stock Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of the common stock of the company as of March 31, 2006 by (i) persons or groups known to the company to be the beneficial owner of more than 5% of its outstanding common stock, based on filings with the Securities and Exchange Commission, (ii) each director and each executive officer listed in the Summary Compensation Table below and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole investment and voting power with respect to their shares.

	Amount and Nature of		Percent
Beneficial Owner (1)	Beneficial Ownership (2)		of Class

John S. Anderegg, Jr.	768,478	(3)	8.4
James P. Regan	312,632	(4)	3.4
Francis J. Aguilar	74,675	(5)	*
Kenneth F. Kames	31,000		*
Charles P. McCausland	9,800		*
George Babbitt	4,067		*
Nickolas Stavropoulos	2,400		*
William C. Hoover	12,411	(6)	*
Richard A. Covel	35,654		*
David Keleher	62,290		*
Steven P. Wentzell	14,856		*
All directors and executive officers as a group (11 persons)	1,328,263		14.3
Kennedy Capital Management, Inc	1,338,254	(7)	14.6
10829 Olive Blvd
St. Louis, MO 63141
JP Morgan Investment Management, Inc	675,070	(8)	7.4
522 Fifth Avenue
New York, NY 10036
Fidelity Management & Research Co	625,940	(9)	6.8
1 Federal Street
Boston, MA 02109

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Dynamics Research Corporation, 60 Frontage Road, Andover, MA 01810.

(2)	Includes options to acquire shares which are currently exercisable or exercisable within 60 days of March 31, 2006: Mr. Regan, 255,350 shares; Dr. Aguilar, 16,414 shares; Mr. Kames, 24,200 shares; General Babbitt, 1,667 shares; Mr. Hoover, 0 shares; Mr. Covel, 20,000 shares; Mr. Keleher, 30,000 shares; Mr. Wentzell, 8,333 shares; General McCausland, 5,000 shares; and Nickolas Stavropoulos, 0 shares.

(3)	Includes 58,300 shares held by Mr. Anderegg as custodian for his children, 84,902 shares held in the estate of his deceased spouse, of which Mr. Anderegg is executor, 8,400 shares held by his current spouse, and 32,000 shares held in a Children’s Gift Trust, as to all of which he disclaims beneficial ownership.

(4)	Includes 2,000 shares held by his spouse, as to which he disclaims beneficial ownership.

(5)	Includes 11,655 shares held in a pension plan over which Dr. Aguilar has sole voting and investment power.

(6)	Mr. Hoover is no longer serving as an executive officer of the company as he left the Company during June 2005. In accordance with Item 402(a)(3)(iii) of Securities and Exchange Commission Regulation S-K, information is provided even though Mr. Hoover was not serving as an executive officer at the end of fiscal 2005.

(7)	Kennedy Capital Management, Inc. (“Kennedy”), a registered investment advisor, is deemed to have beneficial ownership of 1,338,254 shares, all of which shares are owned by investment companies and their investment vehicles for which Kennedy serves as investment advisor and investment manager. Kennedy disclaims beneficial ownership of all such shares.

(8)	JP Morgan Investment Management, Inc., (“JP Morgan”), a registered investment advisor, is deemed to have beneficial ownership of 675,070 shares, all of which shares are owned by investment companies and their investment vehicles for which JP Morgan serves as investment advisor and investment manager. JP Morgan disclaims beneficial ownership of all such shares.

(9)	Fidelity Management & Research Co., (“Fidelity”), a registered investment advisor, is deemed to have beneficial ownership of 625,940 shares, all of which shares are owned by investment companies and their investment vehicles for which Fidelity serves as investment advisor and investment manager. Fidelity disclaims beneficial ownership of all such shares.

Proposal 1

ELECTION OF DIRECTORS

The Board of Directors of the company is classified into three classes, as nearly equal in number as possible, having staggered terms of three years each with the term of office of one class expiring each year. The enclosed proxy will be voted to fix the number of directors at seven and to elect Lieutenant General Charles P. McCausland (U.S.A.F., retired) and General George T. Babbitt, Jr. (U.S.A.F., retired), unless otherwise instructed, as Class I directors for a term of three years expiring at the 2009 Annual Meeting of Stockholders, or until their respective successors are elected and qualified, and Nickolas Stavropoulos, unless otherwise instructed, as a Class II director for a one-year term expiring at the 2007 Annual Meeting of Stockholders, or until a successor has been duly elected and qualified. If the nominees should become unavailable, proxies will be voted for a substitute nominee designated by the Board of Directors or to fix the number of directors at a lesser number, unless instructions are given to the contrary. The Board has no reason to expect that the nominees will become unavailable to serve.

The Board of Directors recommends a vote “FOR” the election of Lieutenant General Charles P. McCausland (U.S.A.F., retired), General George T. Babbitt, Jr. (U.S.A.F., retired) and Nickolas Stavropoulos.

			Year First
			Elected
Name	Age	Principal Occupation	A Director

Nominees as Class I Directors — Terms Expiring in 2009
Lieutenant General Charles P. McCausland (U.S.A.F., retired)	70	Retired since 1992. Served in the United States Air Force from 1957 to 1992, most recently as Director of the Defense Logistics Agency.	2003
General George T. Babbitt, Jr. (U.S.A.F., retired)	63	Consultant, Managing Director, BearingPoint since 2000. Served in the U.S. Air Force from 1965 to 2000, most recently as commander of the Air Force Material Command at Wright-Patterson Air Force Base, Ohio.	2004
Nominee as Class II Director — Term Expiring in 2007
Nickolas Stavropoulos	48	President, KeySpan Energy Delivery since 2004. Executive Vice President from 2002 to 2004. President, KeySpan Energy New England since 2002 and Senior Vice President of sales and marketing in New England since 2000.	2005
Continuing Class II Directors — Terms Expiring in 2007
Francis J. Aguilar	73	Professor of Business Administration, Emeritus since 1996, Harvard University Graduate School of Business Administration, Executive Director of Management Education Alliance, a non-profit organization dedicated to improving business education for Afro-Americans and Hispanic Americans since 1995.	1987
John S. Anderegg, Jr.	82	Chairman, Emeritus of the company since April 2001. Chairman of the company from 1988 until April 2001.	1955
Continuing Class III Directors — Terms Expiring in 2008
Kenneth F. Kames	71	Retired. Vice President, New Business Development of The Gillette Company from 1968 to 1999.	1997
James P. Regan	65	Chief Executive Officer of the company since November 1999. Chairman since April 2001. President and Chief Executive Officer of CVSI, Inc., an international information technology solutions and services company, from 1997 to October 1999, and senior vice president of Litton PRC, Information Systems business unit, offering systems development, deployment and support services from 1992 to 1996.	1999

The principal occupation of the above nominees and continuing directors is that set forth above for the past five years.

Dr. Aguilar was a director and chairman of the Human Resources and Compensation Committee of Bowater, Inc. until his retirement in June 2005 and he is a trustee of Bentley College. Mr. Kames was a director of LAU

Defense Systems, LLC until October 31, 2003 and of Boston Rheology, LLC until November 13, 2003. Lieutenant General McCausland is a member of the advisory board of the H.H. Franklin Center for Supply Chain Management, Syracuse University, New York. He is a Director and past president of the Ontario County Chapter of the Association for Retarded Children, which is an affiliate of NYSARC Inc., and a trustee of the Finger Lakes Community College, both located in Canandaigua, New York. He is also a director of the Keuka Lake Association, Hammondsport, New York. Mr. Stavropoulos is on the boards of the United Way of Massachusetts Bay, Greater Boston Chamber of Commerce, Jobs for Massachusetts, the Massachusetts Taxpayers Foundation, the Merrimack Valley Economic Development Council, The New England Council, Boston After School and Beyond, Massachusetts Business Roundtable, and Enterprise Bank and Trust.

Board and Committees

The Board of Directors is comprised of seven members, a majority of whom qualifies as independent under the current listing standards of the Nasdaq National Market. Specifically, the Board of Directors has determined that Dr. Aguilar, Mr. Kames, Lt. Gen. McCausland, Gen. Babbitt and Mr. Stavropoulos are independent, as that term is defined by the listing standards of the Nasdaq National Market. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board of Directors held five (5) meetings during 2005. In 2005, each of the directors attended at least 100% of the total number of meetings of the Board of Directors, except that Gen. Babbitt attended 80% and Mr. Stavropoulos attended 75% of the total number of meetings of the Board of Directors since his appointment in May 2005. All directors attended at least 25% of the meetings of the Committees on which they serve.

Audit Committee.  The Audit Committee, comprised solely of independent directors, is responsible for the oversight of our accounting and financial reporting processes and the audits of our financial statements. In discharging its duties, the Audit Committee reviews with the independent registered public accounting firm and management the financial statements and reports issued by the company, reviews the company’s internal accounting procedures, controls and programs, reviews any transactions that involve a potential conflict of interest, reviews the scope of independent audit coverage and the fees charged by the independent accountants and reviews the independence of such accountants from our management. The Audit Committee also is responsible for selecting and engaging the company’s independent registered public accounting firm. The Audit Committee operates under a written charter, which was initially adopted by the Board of Directors on April 25, 2000 and amended by the Board of Directors on December 10, 2002, March 28, 2003, December 10, 2003, and most recently on July 28, 2004. A copy of the Audit Committee Charter, as amended, is attached as Annex A to this proxy statement and is publicly available on the company’s website at www.drc.com. The Audit Committee held seven (7) meetings during 2005. The company’s Audit Committee consists of three members: Mr. Kames, Lt. Gen. McCausland and Mr. Stavropoulos. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and accounting matters to serve on the Committee. The Board has also designated Mr. Kames, the Audit Committee Chairman, as the “audit committee financial expert,” as defined under Item 401(h)(2) of Regulation S-K, adopted in accordance with Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee.  The Compensation Committee is responsible for determining the compensation for the Chief Executive Officer and the company’s other executive officers and for administering the company’s various stock option and other incentive plans and determining distributions and granting awards under such plans at the executive level. The Chief Executive Officer determines distributions and grants awards under such plans at the non-executive level. The Compensation Committee operates under a written charter, which was initially adopted by the Board of Directors on December 10, 2002 and amended on December 10, 2003. A copy of the Compensation Committee Charter, as amended, is publicly available on the company’s website at www.drc.com.

The Compensation Committee held three (3) meetings during 2005. The current members of the Compensation Committee are Dr. Aguilar, Chairman, Gen. George Babbitt, and Mr. Stavropoulus, all of whom satisfy the independence requirements of the current listing standards of the Nasdaq National Market.

Nominating and Governance Committee.  The Nominating and Governance Committee recommends to the Board of Directors nominees for the Board of Directors as well as for the Board committees, reports annually to the Board on succession planning, leads the Board in its annual review of the Board’s performance and recommends to the Board on an ongoing basis the corporate governance guidelines applicable to the company. The Nominating and Governance Committee was appointed by the Board of Directors and held one (1) meeting in 2005. The Board of Directors discussed governance matters at each of its five (5) meetings in 2005. The Nominating and Governance Committee operates under a written charter, which was initially adopted by the Board of Directors on December 10, 2002 and amended on December 10, 2003. A copy of the Nominating and Governance Committee Charter, as amended, is publicly available on the company’s website at www.drc.com. The current members of the Nominating and Governance Committee are Dr. Aguilar, Chairman, Gen. McCausland and Gen. Babbitt, all of whom satisfy the independence requirements of the current listing standards of the Nasdaq National Market.

The Nominating and Governance Committee considers and evaluates equally candidates proposed by shareholders, non-management directors, the chief executive officer, other executive officers, third-party search firms or other sources and conducts appropriate inquiries into the backgrounds and qualifications of such candidates. Although the Nominating and Governance Committee currently identifies candidates primarily through word of mouth and networking, more formal procedures will be established. Shareholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names and backgrounds of the proposed candidates to Dr. Aguilar, chair of the Nominating and Governance Committee, in care of Richard A. Covel, Dynamics Research Corporation, 60 Frontage Road, Andover, Massachusetts 01810-5498. The Nominating and Governance Committee shall consider such recommendations only if appropriate biographical information and background material is provided.

To be recommended by the Nominating and Governance Committee for a position on the company’s Board of Directors, a candidate must, at a minimum, have high standards of personal and professional ethics, integrity and values; substantial experience at the policy making level in business, government, or education; expertise that is complementary to the experience of other Board members; a willingness and ability to devote the required amount of time to fulfill diligently the duties and responsibilities of Board membership; and a desire to represent the balanced best interests of the stockholders as a whole. In addition, the Nominating and Governance Committee believes that one or more of the company’s directors should have expertise or experience as a military officer or a senior civil service executive; as a senior corporate manager or operating officer; and as a public company financial or accounting officer.

Shareholder Communications

Shareholders of the company may communicate directly with the Board of Directors by submitting to Richard A. Covel at the company’s address listed above, in writing, any such communications. Mr. Covel is primarily responsible for monitoring the communications and providing summaries or copies of such communications to the full Board of Directors as he deems appropriate. In general, communications relating to corporate governance and long-term corporate strategy will be submitted to the full Board, and communications relating to ordinary business affairs, personal grievances and the like may be dealt with by Mr. Covel.

Compensation of Directors

Directors who are not employees of the company receive an annual fee of $25,000, which was increased by 10% to $27,500 effective October 1, 2005. Each Committee Chairman for the Audit, Compensation and Nominating and Governance Committees receives an annual stipend of $10,000, $5,000 and $2,500 respectively. In addition, outside Directors receive $1,500 for each day the full Board meets in excess of each year’s five regularly scheduled meetings.

The company has a deferred compensation plan under which non-employee directors may elect to defer their directors’ fees. Amounts deferred for each participant are credited to a separate account, and interest is credited to such account quarterly at the lowest rate at which the company borrowed money during each quarter or, if there was no such borrowing, at the prime rate. The balance in a participant’s account is payable in a lump sum or in installments when the participant ceases to be a director. The non-employee directors have the option of converting some or all of their cash compensation into shares of restricted stock of the company. Effective July 26, 2001, Dr. Aguilar converted his deferred compensation balance into 23,577 shares of restricted stock of the company, having an aggregate value of $262,176. General Babbitt and Dr. Aguilar have each elected to defer all of their compensation for 2005, and each of them has elected to receive his deferred compensation in the form of stock. General Babbitt has elected to have the deferred amounts distributed in five annual installments after he ceases to be a director of the company. Dr. Aguilar has elected to have the deferred amounts distributed in a single payment after he ceases to be a director of the company.

Under the 1995 Stock Option Plan for Non-Employee Directors which expired 4/25/05, each director who was not an employee of the company was granted an initial grant of an option to purchase 5,000 shares of common stock and an annual grant of an option to purchase 1,000 shares, each at an exercise price equal to the fair market value on the date of grant. All options granted under this plan became exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant. In 2005, no shares were granted under this plan. In 2004 and 2005 the non-employee directors each received 2,400 shares of restricted stock under the 2000 Incentive Plan.

The 2000 Incentive Plan allows the company to grant incentive stock options, non-qualified stock options, stock appreciation rights, awards of nontransferable shares of restricted common stock and deferred grants of common stock up to a total of 1.5 million shares to directors or key employees of the company. In the case of incentive stock options, the option price may not be less than the fair market value of the stock at the date of grant. The option period may not exceed 10 years from the date of grant.

The 2003 Incentive Plan allows the company to grant incentive stock options, non-qualified stock options, stock appreciation rights, awards of nontransferable shares of restricted common stock and deferred grants of common stock up to a total of 400 thousand shares to directors or key employees of the company. In the case of incentive stock options, the option price may not be less than the fair market value of the stock at the date of grant. The option period may not exceed 10 years from the date of grant.

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by the Chairman and Chief Executive Officer and three of the company’s other most highly paid executive officers who earned salary and bonus in excess of $100,000 for the year ended December 31, 2005 and one other individual qualified under Item 402(a)(3)(iii) of Securities and Exchange Commission Regulation S-K (the “named executive officers”) for services rendered during 2005, 2004 and 2003.

				Long-Term
				Compensation
		Annual		Restricted		Shares
		Compensation		Stock		Underlying	All Other
Name and		Salary	Bonus	Awards		Options	Compensation
Principal Position	Year	($)	($)(1)	($)(8)		(#)	($)(4)

James P. Regan	2005	425,000	0	124,020	(5)		26,048
Chairman & Chief Executive Officer	2004	400,000	350,000	145,980	(6)		17,902
	2003	375,000	315,000	217,200	(7)		13,002
Richard A. Covel	2005	198,906	0	20,670	(5)		15,503
Vice President & General Counsel	2004	191,256	31,963	16,220	(6)		9,000
	2003	183,900	33,506	32,580	(7)		8,370
David Keleher	2005	254,000	0	41,340	(5)		14,442
Senior Vice President &	2004	244,230	110,000	64,880	(6)		7,492
Chief Financial Officer	2003	232,600	105,000	108,600	(7)		9,000
Steven P. Wentzell(2)	2005	185,000	0	34,450	(5)		12,284
Senior Vice President & General	2004	34,615	10,000	70,785	(6)		0
Manager, Human Resources
William C. Hoover(3)	2005	169,377	0	0			6,367
President & Chief Operating Officer	2004	313,500	160,000	97,320	(6)		3,000
	2003	213,939	125,000	108,600	(7)	100,000	1,038

(1)	Mr. Regan informed the Compensation Committee prior to their determination of cash bonuses for the 2005 fiscal year that he would forgo any cash bonus for 2005 and, upon Mr. Regan’s recommendation, the Compensation Committee decided not to award any cash bonuses to the executive officers, so that additional funds would be available for cash bonuses for non-executive employees.

(2)	Mr. Wentzell was hired on October 12, 2004.

(3)	Mr. Hoover is no longer serving as an executive officer of the company as he left the Company for personal reasons at the end of May 2005. In accordance with Item 402(a)(3)(iii) of Securities and Exchange Commission Regulation S-K, information is provided even though Mr. Hoover was not serving as an executive officer at the end of fiscal 2005.

(4)	Consists of employer’s 401(k) plan contributions for each of the last three years. For 2005, these amounts include the executive medical plan of $6,733 and, for Mr. Regan, $3,002 of the $26,048 total represents the company’s expense for special life insurance coverage, and $7,313 represents the allocated expense for personal use of a company car by Mr. Regan.

(5)	Amounts for 2005 are calculated based upon 9,000, 1,500, 3,000 and 2,500 shares of restricted stock granted each of Messrs. Regan, Covel, Keleher, and Wentzell respectively, on March 2, 2006, based on the reported last sale price per share of the company’s common stock on that date of $13.78, as reported by the Nasdaq National Market.

(6)	Amounts for 2004 are calculated based upon 9,000, 1,000, 4,000 and 6,000 shares of restricted stock granted each of Messrs. Regan, Covel, Keleher and Hoover respectively, on March 1, 2005, based on the reported last sale price per share of the company’s common stock on that date of $16.22, as reported by the Nasdaq National Market and 4,500 shares of restricted stock granted to Mr. Wentzell on his date of hire October 12, 2004, based on the reported last sale price per share of the company’s common stock on that date of $15.73 as reported by the Nasdaq National Market.

(7)	Amounts for 2003 are calculated based upon 12,000, 1,800, 6,000 and 6,000 shares of restricted stock granted each of Messrs. Regan, Covel, Keleher and Hoover, respectively, on March 1, 2004 based on the reported last sale price per share of the company’s common stock on that date of $18.10, as reported by the Nasdaq National Market.

(8)	The following table provides additional information on the restricted share holdings of Messrs. Regan, Covel, Keleher, Wentzell and Hoover as of December 31, 2005.

Restricted Share Holdings at 12/31/05

		Value of
		Restricted
	# Restricted	Shares	Restricted Shares at 12/31/05
	Shares Held	Held	Vesting in 3 years or less
	12/31/2005	12/31/05(a)	# Awarded	Grant Date	Vest Schedule

James P. Regan	42,000	$648,900	25,000	5/31/2001	5/31/2008
			8,000	3/1/2004	33.3%/year
			9,000	3/1/2005	33.3%/year
Richard A. Covel	12,200	$188,490	10,000	5/31/2001	5/31/2008
			1,200	3/1/2004	33.3%/year
			1,000	3/1/2005	33.3%/year
David Keleher	23,000	$355,350	15,000	5/31/2001	5/31/2008
			4,000	3/1/2004	33.3%/year
			4,000	3/1/2005	33.3%/year
Steven P. Wentzell	3,000	$46,350	3,000	10/12/2004	33.3%/year
William C. Hoover	0	$0	N/A	N/A	N/A

(a)	Based on last sale price of $15.45 per share of the company’s common stock as reported by Nasdaq National Market

Option Grants in Last Fiscal Year -

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation for
	Options	Employees in	Price per	Expiration	Option Term
Name	Granted	2005	Share	Date	5%	10%

James P Regan(1)	—	—	—	—	—	—
Richard A. Covel(1)	—	—	—	—	—	—
David Keleher(1)	—	—	—	—	—	—
Steven P. Wentzell(1)	—	—	—	—	—	—
William C. Hoover(1)	—	—	—	—	—	—

(1)	Executive officer did not receive any option grants or SAR awards during fiscal 2005.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

The following table presents the value of unexercised options held by the named executive officers on December 31, 2005.

Number of Shares
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Options Exercised in 2005		at 12/31/05 (#)	at 12/31/05 ($)(1)
	Shares Acquired	Value	Exercisable/(E)	Exercisable/(E)
Name	on Exercise (#)	Realized ($)	Unexercisable(U)	Unexercisable(U)

James P. Regan	—	—	255,350E	$2,790,351E
	—	—	225,000U	$1,464,750U
Richard A. Covel	—	—	20,000E	$144,000E
			50,000U	$325,500U
David Keleher	—	—	30,000E	$238,500E
			60,000U	$390,000U
Steven P. Wentzell	—	—	8,333E	$0E
			16,667U	$0U
William C. Hoover	66,666	$232,528	—	$0

(1)	Based on last sale price of $15.45 per share of the company’s common stock as reported by Nasdaq less respective exercise prices.

Pension Plan

In February 2002, the Board of Directors approved specific retirement program changes that limit future increases in benefits under the company’s defined benefit Pension Plan, froze membership in the Plan and provided for improvements to the company’s 401(k) Plan. Actual changes to the company’s defined benefit Pension Plan and 401(k) Plan were effective July 1, 2002.

The following table sets forth the estimated annual benefits payable as a life annuity which would be payable under the company’s defined benefit Pension Plan upon normal retirement at age 65 for participants having the years of service and average annual earnings on 6/30/02. Included in the estimates is a 2002 offset for Social Security and an annual 3% increase for the years 2003, 2004 and 2005:

PENSION PLAN TABLE

	Estimated Annual Benefit
	For Indicated Years of Service
Average Annual Earnings	15	20	25	30 or more

$100,000	$17,652	$23,535	$29,419	$35,303
$125,000	$23,115	$30,820	$38,525	$46,230
$150,000	$28,579	$38,105	$47,631	$57,157
$200,000*	$39,506	$52,674	$65,843	$79,011

*	The maximum Plan Compensation for 2002 is $200,000, the year the plan was frozen.

As of March 31, 2006, Messrs. Regan, Keleher and Covel had 6, 6 and 5 years of service, respectively, for purposes of the Pension Plan vesting.

All employees of the company, including the individuals named in the compensation table above, who completed a year of service prior to July 1, 2002, have earned a benefit under the defined benefit Pension Plan. On July 1, 2002, the company calculated the accrued pension benefit for all eligible participants. This benefit was calculated using an employee’s final average pay and years of service. The amount of annual retirement benefit as of June 30, 2002, was determined by a formula which multiplied years of service by the product of .683% of the average of the participant’s five highest consecutive years of compensation in the last ten years worked (or actual number of years, if less than 5 years) plus .65% of such average annual earnings which exceed Social Security covered compensation, but not less than (a) $60 multiplied by his or her years of service or (b) the benefit which had accrued as of December 31, 1987 under the company’s prior retirement program. This accrued benefit will increase by 3% each year while an employee is working at the company. Terminated vested employees who worked at least 1,000 hours in the year of termination are eligible for the 3% increase. The 3% increase will be applied on the last business day of each year beginning in 2003.

Employment Contracts and Change in Control Arrangements

The company has an employment agreement with Mr. Regan providing for his full-time employment as president, chief executive officer and a director at an initial base salary of $300,000 per year. Mr. Regan is eligible for an annual incentive bonus of up to 75% of his base salary. The agreement precludes Mr. Regan from competing with the company for one year after the cessation of his employment. The agreement may be terminated by either party on six month’s notice. If Mr. Regan’s employment is terminated by the company other than for cause or by Mr. Regan with good reason (unless he is covered by the change of control agreement described below), the company will continue to pay Mr. Regan’s base salary and to provide his health and life insurance for twelve months, and all of his options will vest and remain exercisable for one year.

The company’s change of control agreement with Mr. Regan provides him with benefits if his employment with the company is terminated, other than for cause or his disability or death, or if he resigns for good reason within 24 months of any change of control of the company. Upon such a termination, (i) the company will pay Mr. Regan an amount equal to two times his annual base salary at the rate in effect immediately prior to the date of termination or immediately prior to the change of control, whichever is higher, plus his target bonus compensation for the fiscal year during which the termination of employment occurs or in effect immediately prior to the change of control, whichever is higher; (ii) any unvested restricted stock grants, stock options or other awards will immediately vest and remain exercisable for the lesser of four years or their original term; and (iii) the company will continue to insure Mr. Regan and his dependents in the company’s life and medical insurance plans for up to two years after termination or the date Mr. Regan is eligible to receive substantially equivalent life and medical benefits under another employer-provided plan. If any payment or benefit provided by the company under the agreement will be subject to an excise tax under Section 4999 of the Internal Revenue Code, the company will provide Mr. Regan with a payment to cover such tax.

Pursuant to the DRC Special Severance Plan, Messrs. Keleher, Covel, and Wentzell would each be provided with benefits if their employment with the company is terminated, other than for cause or their disability or death, or if they resign for good reason within 24 months of any change of control of the company. Upon such a termination, (i) the company will pay Mr. Keleher eighteen months, and Mr. Covel and Mr. Wentzell twelve months of their current annual base salary at the rate in effect immediately prior to the date of termination or immediately prior to the change of control, whichever is higher, plus their target bonus compensation for the fiscal year during which the termination of employment occurs or in effect immediately prior to the change of control, whichever is higher; and (ii) the company will continue to provide the company’s life and medical insurance plans or similar coverage for the same term as their severance pay term after termination or until the date they become eligible to receive substantially equivalent life and medical benefits under another employer-provided plan. The change of control agreements terminate on January 1, 2009 or on the second anniversary of a change of control.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued	Weighted-Average	Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	989,393	$9.53	517,957
Equity compensation plans not approved by security holders(2)	250,000	$4.44	—

Total	1,239,393	$8.51	517,957

(1)	Includes the number of shares subject to options issued under the following plans: 1993 Equity Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors, 2000 Incentive Plan, 2000 Employee Stock Purchase Plan and 2003 Incentive Plan.

(2)	In 1999, the company granted Mr. Regan 250,000 non-qualified stock options to purchase shares of the company’s common stock. The option price is $4.44, which was the fair market value of the common stock at the date of grant. Twenty percent of the options vested immediately. An additional 20% vested in each successive year from the date of grant. The options expire ten years from the date of grant.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors administers the company’s executive management compensation program. The committee has primary responsibility for determining the compensation and benefits for the chief executive officer and the company’s other executive officers and for reviewing the design and effectiveness of executive compensation policies. The committee is also responsible for administering and for determining distributions and granting awards under the company’s various stock option and other incentive plans. Dr. Francis J. Aguilar, General George T. Babbitt and Mr. Nickolas Stavropoulos are the current members of the Compensation Committee. Each of Dr. Aguilar, General Babbitt and Mr. Stavropoulos is an independent non-employee director, and has no interlocking relationships as defined by the Securities and Exchange Commission. The committee operates under a written charter, adopted December 2002 and amended December of 2003. A copy of the Compensation Committee Charter is publicly available on the Company’s website at www.drc.com.

Compensation Philosophy and Objectives

The objective of the company’s executive compensation program is to provide motivational and compensation offerings in order to ensure the company’s success in attracting, developing and retaining its key executive talent. The Compensation Committee believes that executive compensation should be based on objective measures of annual and long-term performance at the individual, corporate and applicable business unit levels, should be driven primarily by the long-term interests of the company and its shareholders and should be directly linked to corporate performance.

Compensation Strategy

The Compensation Committee’s basic compensation principles are as follows:

Compensation Should Relate to Performance — Executive employee compensation will reward performance and contribution to shareholder value and be competitive with pay for positions of similar responsibility at companies of similar size, complexity and performance or comparable companies within the industries in which the company competes.

Incentive Compensation Should be a Greater Part of Total Compensation for Senior Management — Executive compensation will reward senior executives for outstanding achievements that produce long-term improvement in corporate performance. Incentive compensation will be a significant portion of executive compensation for senior management to reward superior performance.

Executive Employee Interests Should be Aligned with Shareholders — Stock option and restricted stock grants will be used to align the interests of the company’s executives with the long-term interests of shareholders.

Executive Employees Should Own Stock — Stock ownership fosters commitment to long-term shareholder value. Executives are required to hold all shares granted in 2006 and beyond for a period of one year beyond the vesting date on any grant.

The company’s executive compensation program consists of four elements: base salary, annual cash incentives, long-term incentives comprising stock options and restricted stock, and perquisites. The executive compensation program provides an over-all level of compensation opportunity that the Compensation Committee believes to be competitive with other companies of comparable size and scope. Actual compensation will vary with annual and long-term company performance, as well as individual performance and experience; hence, it may be greater or less than actual compensation at other companies. The Compensation Committee uses its discretion to define and recommend to the Board of Directors executive compensation at levels that, in its judgment, are warranted by external or internal factors as well as an executive’s individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee tests each element of the compensation program and total compensation opportunities against competitive industry compensation data. These surveys currently include companies engaged in a variety of industries that are competitive with the various business units that the company operates. In addition, the Compensation Committee periodically conducts an independent assessment and review of the company’s executive compensation policies, practices and designs, as well as the total compensation levels established for the company’s senior executives. The Compensation Committee considers the appropriate balance between incentives for short-term and long-term performance. In all cases, the Compensation Committee’s specific decisions regarding 2005 total senior executive officer compensation was based upon its judgment about individual performance and potential future contributions.

Executive Compensation Program Components

The particular elements of the compensation program are discussed more fully below.

Base Salary.  The committee maintains executive base salary levels that it believes are competitive with other companies of comparable size and scope in similar industries.

Base salaries of executives are determined by using the following factors:

•	Potential impact of the individual on the company and its performance.

•	Scope of responsibilities entrusted to the individual, taking into account competitive market compensation paid by other companies for equivalent positions in similar industries.

•	Individual performance against pre-determined goals established by the committee.

•	Overall performance of the company.

Annual Cash Incentives.  The Compensation Committee may recommend cash incentives as a means of rewarding executives for significant company and individual performance. The cash incentive is designed to encourage and reward performance over and above any merit increase received and, to the extent warranted by performance, maintain employee total compensation in line with internal and external peer groups. The principal vehicle for executive cash bonuses is the Executive Incentive Plan (EIP). The EIP provides for year-end incentive payments that are tied to measures assessing and reflecting performance of the corporation, the executive, and his or her business group. EIP measurement is built into objectives that are established and agreed to at the beginning of the year. Performance against these objectives provides a basis for reward determination.

Long-Term Incentives.  Long-term incentives are provided in the form of stock options and restricted stock. The committee and the Board of Directors believe that management ownership of a significant equity interest in the company aligns the long-term interests of management with the company’s shareholders and is an important incentive and contributing factor toward building shareholder value.

Stock options are granted at the market value of the common stock on the date of grant. The value received by the executive from a stock option grant depends on changes in the market price of the company’s common stock during the term of the option. Consequently, the value realized from stock options is proportionate to the incremental changes in shareholder value over the same time period as the stock vesting schedule.

Restricted stock grants represent awards of the company’s common stock with specific vesting restrictions (e.g., continuous employment for a specified period of time). The shares of restricted stock that have been issued prior to 2003 vest in seven years from the date of grant, subject to acceleration based on actual performance relative to earnings per share (EPS) and sales growth targets. Shares of restricted stock granted in 2003 fully vest in two years from the date of their grant and those granted in 2004 and 2005 fully vest in three years. During the first quarter of 2006, an additional restriction on the sale of vested restricted stock was imposed by the Board of Directors for executive recipients of grants of restricted stock. This additional restriction requires that for all 2006 grants and beyond, an executive employee cannot sell vested stock until one year after such vesting. Restricted stock ties rewards of employees and executives to increasing value of company stock while serving as a tool to retain key employee and executive talent. Although the employee will not take full ownership of the shares of restricted stock until the shares are fully vested and the restrictions are satisfied, dividends may be paid on the shares and the employee is entitled to vote the shares.

Grants of stock options and restricted stock to the executive employees are determined by the Compensation Committee at its discretion based both upon each executive’s actual contribution to the company’s current performance and his or her expected contribution toward meeting the company’s long-term financial and strategic goals.

Grants, within limits set by the Compensation Committee, of stock options and restricted stock to non-executive employees are delegated by the Compensation Committee to the CEO to issue at his discretion based both upon a non-executive employee’s actual contribution to the company’s current performance and his or her expected contribution toward meeting the company’s and employee’s performance goals.

Perquisites.  The company provides its executive officers with perquisites that the committee believes are reasonable, competitive and consistent with the company’s overall executive compensation program. We believe that our perquisites help us to hire and retain the best leaders. These perquisites include an executive medical plan, and for the Chief Executive Officer use of a car owned by the company.

Chief Executive Officer Compensation

James Regan serves as the Company’s President, Chief Executive Officer and Chairman of the Board. In February 2006 the Compensation Committee reviewed the financial and other performance achievements of the company as compared to the performance objectives established for Mr. Regan at the beginning of fiscal year 2005. In determining his compensation, the Committee applied the above-described compensation philosophy and reviewed independent survey information with respect to chief executive compensation for companies of comparable size in similar industries. In evaluating Mr Regan’s performance the compensation Committee considered the following primary factors: overall financial performance, with revenue and profit at record levels; successful completion of a strategically significant acquisition; substantial improvements in the company’s organizational structure and operational effectiveness; sharply improved new business bookings and win rates; and achievement of other strategic objectives. Compensation actions for Mr. Regan are described below.

Base Salary:  Based upon these factors, Mr. Regan’s base salary for 2005 was increased 6.3% from $400,000 to $425,000 per annum effective February 1, 2005. This amount is indicated in the “Salary” column of the “Summary Compensation Table” on page 9.

Annual Cash Incentives:  Mr. Regan informed the Compensation Committee prior to their determination of his annual compensation that he would forego any cash bonus for 2005. That is reflected in the “Bonus” column of the “Summary Compensation Table” on page 9.

Long Term Incentives:  Mr. Regan did not receive any stock option grants in 2005. However, he received an award of 9,000 shares of restricted stock. This award is listed under the “Restricted Stock” column of the “Summary Compensation Table” on page 9.

Perquisites.  Mr. Regan is participant in the company’s executive medical plan and uses a car owned by the company. The aggregate incremental cost to the company of providing these personal benefits is listed under the “All Other Compensation” column of the “Summary Compensation Table” on page 9.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes limitations on the federal income tax deductibility of compensation paid to the company’s chief executive officer and to each of the other four most highly compensated executive officers of the company. Under these limitations, the company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the company’s shareholders). Based on the company’s current compensation plans and policies and proposed regulations interpreting the Code, the company and the Compensation Committee believe that, for the near future, there is not a significant risk that the company will lose any significant tax deduction for executive compensation. The company’s compensation plans and policies will be modified to ensure full deductibility of executive compensation if the company and the Compensation Committee determine that such an action is in the best interests of the company.

The Compensation Committee
of the Board of Directors

Francis J. Aguilar, Chairman
George T. Babbitt
Nickolas Stavropoulos

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors reviews the company’s auditing, accounting, financial reporting and internal control functions and selects and engages the company’s independent registered public accounting firm. In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit, non-audit services to be performed by the independent registered public accounting firm and the independent registered public accounting firm’s audit and non-audit fees. The Audit Committee also reviews the audited financial statements to be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission (“SEC”); meets independently with the company’s director of internal audit, independent registered public accounting firm and senior management; and reviews the general scope of the company’s accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, and auditor independence issues. The Audit Committee of the Board of Directors is composed of three directors and each of them qualifies as independent under the current listing standards of the Nasdaq National Market and applicable SEC rules and regulations. The Audit Committee operates under a written charter adopted and amended by the Board of Directors. A copy of the Audit Committee Charter is publicly available on the Company’s website at www.drc.com.

Prior to commencing the 2005 integrated audit of financial statements and internal controls, the Committee discussed with the company’s independent accountants, Grant Thornton LLP (“Grant Thornton”), the overall scope and plans for their audit. Upon completion of the audit, the Committee met with Grant Thornton to discuss the results of their examination, their evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting.

The Committee reviewed with management and with Grant Thornton, the audited financial statements for the year ended December 31, 2005, including footnotes as well as management’s discussion and analysis of results of operations included in the Annual Report on Form 10-K. The Committee also discussed with Grant Thornton matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees”, as amended by SAS No. 90, “Audit Committee Communications”. The Committee has received the written disclosures and the letter from Grant Thornton as to that firm’s independence from management and the company, as required by the Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed with Grant Thornton their independence. The committee has determined that the provision of the non-audit services by Grant Thornton in 2005, as described below, is compatible with maintaining Grant Thornton’s independence.

Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Kenneth F. Kames, Chairman
Charles P. McCausland
Nickolas Stavropoulos

Proposal 2

APPROVAL OF AMENDMENT TO 2000 EMPLOYEE STOCK PURCHASE PLAN

The following discussion is qualified in its entirety by the text of the 2000 Employee Stock Purchase Plan as Amended, which is attached to this proxy statement as Annex B.

On January 30, 2001, the shareholders approved the Dynamics Research Corporation 2000 Employee Stock Purchase Plan, or the Purchase Plan, following adoption of the Purchase Plan by the Board of Directors on October 31, 2000. The Purchase Plan provides a convenient and attractive way for employees to become stockholders of the company and to align their interests more closely with the stockholders. A total of 800,000 shares of common stock may be issued under the Purchase Plan, subject to adjustment for changes in the company’s capitalization.

On February 22, 2006, the Board of Directors adopted, subject to shareholder approval, an amendment to the Purchase Plan, that would increase the number of shares of common stock for issue under the Purchase Plan, by 500,000 shares. A total of 1,300,000 shares of common stock may be issued under the Purchase Plan, subject to adjustment for changes in the company’s capitalization.

As of January 31, 2006, 149,201 shares were still available to be issued under the Purchase Plan. The company would like to continue to make the Purchase Plan available to employees under the existing terms of the Purchase Plan. If the plan is not approved, the company would have an insufficient number of shares available at the current rate of purchase under the Purchase Plan after January 31, 2007. If the plan is approved, the company would have sufficient shares available at the current rate of purchase under the Purchase Plan through July 31, 2010. The termination date of the current Purchase Plan is October 31, 2010.

2000 Employee Stock Purchase Plan Information

The following table sets forth information as of January 31, 2006 concerning shares of the company’s common stock issued and remaining under the company’s Purchase Plan.

		Average Purchase	Availability of
	Unissued Shares	per Offering Period	Shares

2000 Purchase Plan	149,221	34,253	1/31/2007
Purchase Plan — Amended	649,221	34,253	7/31/2010

The Purchase Plan is designed to give eligible employees and opportunity to purchase common stock of the company at a discount through accumulated payroll deductions. All employees of the company or designated subsidiaries who customarily work at least 20 hours per week and do not own 5% or more of the company’s common stock are eligible to participate in the Purchase Plan. As of January 31, 2006, there were approximately 504 eligible employees.

Employees elect to participate through payroll deductions of up to 10% of their compensation for each pay day throughout the offering period. Payroll deductions are applied to the purchase of common stock at the end of each offering period. Offering periods are three months long, and purchases occur four times a year on January 31, April 30, July 31 and October 31. The Board of Directors may change the length of the offering periods, the purchase dates and the number of offering periods per year. The purchase price is 85% of the lesser of the fair market value of the common stock at the beginning of each offering period and its fair market value at the end of the offering period. Individual employees cannot purchase more than 250 shares in any offering period, withhold more than $25,000 of compensation for any year or buy shares which would increase their ownership to 5% or more of the common stock.

Participants may withdraw at any time during an offering period and payroll deductions will be refunded. If a participant’s employment with the company or a designated subsidiary terminates for any reason, the participant will no longer be eligible to participate in the Purchase Plan and the payroll deductions withheld during the offering period will be refunded to the participant.

On March 31, 2006, the closing price of a share of the company’s common stock on the NASDAQ Stock Market was $14.90 per share.

Based on the law as in effect on November 27, 2000, the federal income tax consequences associated with participation in the Purchase Plan are discussed below. The discussion does not cover federal employment or other federal taxes or state, local or foreign taxes.

A participant in the Purchase Plan does not realize income either at the beginning of an offering period or when the participant acquires shares at the end of an offering period. If a participant sells or otherwise disposes of shares acquired under the Purchase Plan within two years from the beginning of the option period, the participant realizes ordinary income at the time of the disposition equal in general to the excess of the fair market value of the shares on the purchase date over the purchase price. A corresponding deduction is available to the company. If shares acquired upon exercise are disposed of after the two-year period described above, or if the participant dies at any time while holding the shares, ordinary income is realized in an amount equal to the lesser of (i) 15% of the fair market value of the shares at the beginning of the applicable option period, or (ii) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price. No deduction is available to the company for this amount.

The Board of Directors recommends a vote “FOR” approval of the amendment to the 2000 Employee Stock Purchase Plan.

Performance Graph

The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 29, 2000 in each of (i) the company’s common stock, (ii) the NASDAQ Stock Market — Composite U.S. Index and (iii) a peer group of companies as listed below:

Comparison of Five−Year Cumulative Total Returns
Performance Graph for
Dynamics Research Corporation

Produced on 01/25/2006 including data to 12/30/2005

$700
$600
$500
$400
$300
$200
$100
$0
554.3
199.4
91.1
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
12/30/2005

Legend

Symbol	CRSP Total Returns Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
——— ■	Dynamics Research Corporation	100.0	231.6	180.8	208.1	230.1	199.4
— — — ★	Nasdaq Stock Market (US Companies)	100.0	79.3	54.8	82.0	89.2	91.1
- - - - ▲	Self-Determined Peer Group	100.0	343.1	335.5	463.4	609.7	554.3

Companies in the Self-Determined Peer Group

ANALEX CORP
CACI INTERNATIONAL INC
M T C TECHNOLOGIES INC
MANTECH INTERNATIONAL CORP
N C I INC
S I INTERNATIONAL INC
S R A INTERNATIONAL INC

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/29/2000.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

13489

©Copyright 2006

AUDIT MATTERS

On June 15, 2005 the Audit Committee engaged Grant Thornton as the company’s independent registered public accounting firm.

A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.

Fees charged to the company by the independent registered public accounting firm for the years 2005 and 2004 were as follows:

Type of Fee	2005	2004

Audit Fees
Audit and Quarterly Review Fees	$472,000	$582,616
Tax Fees
Tax Fees	$9,500	$7,500

Total Fees Charged	$461,000	$590,116

The Audit Committee approved 100% of the 2005 and 100% of the 2004 fees above. Only full time permanent employees of Grant Thornton worked on the company’s fiscal year 2005 audit.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely upon a review of these copies, we believe that during 2005 all filing requirements were met on a timely basis.

OTHER INFORMATION

Stockholder Proposals for 2007 Annual Meeting of Stockholders

Proposals of stockholders submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for consideration at the 2007 Annual Meeting of Stockholders must be received by the company no later than November 28, 2006 in order to be considered for inclusion in the company’s proxy materials for that meeting.

For proposals that stockholders intend to present at the 2007 Annual Meeting of Stockholders that will not be included in the company’s proxy materials, if the stockholder fails to notify the company of such intent on or before February 13, 2007, then the proxies that management solicits for the 2007 Annual Meeting will include discretionary authority to vote on the stockholder’s proposal, if it is properly presented at the meeting.

Other Business

The Board of Directors does not know of any business that will be presented to the Annual Meeting other than that referred to in the accompanying notice. If other business properly comes before the Annual Meeting, it is intended that the proxies will be voted in the discretion of the persons voting the proxies unless specific instructions to the contrary are given.

Form 10-K and Annual Report to Stockholders

A copy of the company’s Annual Report to Stockholders and of the company’s annual report on Form 10-K filed with the Securities and Exchange Commission accompanies this proxy statement. Copies of the exhibits to the company’s annual report on Form 10-K are available to stockholders, upon the payment of fees to cover the company’s cost in furnishing such exhibits, by writing to the Treasurer’s office, Dynamics Research Corporation, 60 Frontage Road, Andover, Massachusetts 01810-5498.

All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters that are considered. It is important that your shares be voted.

By the Order of the Board of Directors

Richard A. Covel
Secretary

Andover, Massachusetts
April 28, 2006

Annex A

AUDIT COMMITTEE CHARTER
(Revised as of July 28, 2004)

The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the company’s internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ rules. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The Board on the recommendation of the Nominating and Governance Committee shall appoint the members of the Audit Committee.

The Audit Committee shall have the authority to select the independent auditor, retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the company or the company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall at least annually, unless otherwise specified:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company’s financial statements.

3.	Review an analysis prepared by the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including a description of any transactions as to which management obtained Statements on Auditing Standards No. 50 letters.

4.	Review the company’s annual and quarterly financial results prior to issuance of earnings announcements and review the company’s Forms 10-K and 10-Q prior to filing.

5.	Review major changes to the company’s accounting principles and practices as suggested by the independent auditor, internal auditors or management.

6.	Notify the Board of the selection and appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee.

7.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. Review the experience and qualifications of the company’s senior finance executives.

8.	Approve the fees to be paid to the independent auditor.

9.	Establish guidelines for the retention of the independent auditor for any non-audit service. Current guidelines are set forth on Exhibit A attached to this Charter.

10.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

11.	Recommend to the Board guidelines for the company’s hiring of employees of the independent auditor who were engaged on the company’s account.

12.	Review the appointment and replacement of the senior internal auditing director.

13.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

(a) Any changes required in the planned scope of the internal audit.

(b) The internal audit department responsibilities, budget and staffing.

14.	Meet with the independent auditor prior to the year-end audit to review the planning and staffing of the audit.

15.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

16.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company’s response to that letter. Such review should include

(a)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

17.	Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement.

18.	Advise the Board with respect to the company’s policies and procedures regarding compliance with applicable laws and regulations and with the company’s Code of Ethics.

19.	Review with the company’s General Counsel legal matters that may have a material impact on the financial statements, the company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

20.	Meet with the chief executive officer, chief financial officer, chief accounting officer, the senior internal auditing director and the independent auditor in separate executive sessions.

21.	Assess its performance of the duties specified in this charter and report its findings to the Board of Directors.

22.	The Audit Committee shall review and approve all related-party transactions.

23.	The Audit Committee shall establish and monitor procedures for:

(a)	The confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

(b)	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company’s Code of Conduct.

Exhibit A to Annex A

Guidelines for the retention of the independent auditor for non-audit services

Allowable Non-Audit Services

Foreign statutory audits
11K and ERISA audits
Carve-out audits in connection with divestitures
Tax compliance including preparation and filing returns
Tax counseling
Due diligence assistance in connection with M&A transactions
Providing “comfort letters” in connection with securities offerings
Litigation support involving disputes related to financial statements audited by the independent auditor

Unallowable Non-Audit Services

Information Technology consulting services
Human Resources consulting services
Management consulting services
Valuation services
M&A transaction structuring services

Annex B

2000 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED

1. Purpose.   The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of Dynamics Research Corporation.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of Dynamics Research Corporation.

(d) “Company” shall mean Dynamics Research Corporation, a Massachusetts corporation, and any Designated Subsidiary of the Company.

(e) “Compensation” shall mean all base straight time gross earnings, commissions, overtime, and shift premium exclusive of payments for incentive compensation, incentive payments, bonuses and other compensation.

(f) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of such determination (or, if such day was not a Trading Day, for the next preceding date that was a Trading Day) as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination (or, if such day was not a Trading Day, for the next preceding date that was a Trading Day) as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Period” shall mean, except as otherwise provided pursuant to Section 4, four (4) periods of approximately three (3) months each, during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day and terminating on the last Trading Day in the period, as follows: the period beginning May 1 and ending July 31 of the same year, the period beginning August 1 and ending October 31 of the same year, the period beginning November 1 and ending January 31 of the following year, or the period beginning February 1 and ending April 30 of the following year. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l) “Plan” shall mean this Employee Stock Purchase Plan.

(m) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 19.

(n) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.   The following table sets forth information as of December 31, 2002 concerning shares of the Company’s common stock outstanding and available for issuance under the Company’s existing compensation plans.

(a) An Employee is eligible to participate for any Offering Period from the first day of employment.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.   The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1, August 1, November 1 and February 1 each year and ending on the last Trading Day on or before July 31, October 31, January 31 and April 30. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan at any time, by completing a required enrollment process. All Employees participating in the Plan for an Offering Period shall have the same rights and privileges except as otherwise permitted under Section 423(b)(5) of the Code.

(b) Payroll deductions for a participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. Also, a participant may at any time during an Offering Period (but only once during any Offering Period) reduce by one or more whole percentage points his or her specified payroll deduction percentage as to future withholdings during the period. A participant who reduces his or her specified payroll deduction percentage in an Offering Period pursuant to the immediately preceding sentence but who does not withdraw from the Plan shall continue to be a participant for the Offering Period. The subscription agreement of a participant described in this subsection shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participants payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participants subscription agreement at the beginning of the next Offering Period, unless participation is terminated as provided in Section 10 hereof.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participants compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option.   On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participants account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 250 shares (subject to any adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Any options granted prior to shareholder approval will be conditioned on shareholder approval. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option, except to the extent exercised, shall expire on the last day of the Offering Period.

8. Exercise of Option.   Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery.   As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan prior to exercise by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment.   Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12. Interest.   No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be one million three hundred thousand (1,300,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares purchased by a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse as determined by the participant.

14. Administration.   The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participants death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability.   Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds.   All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose until they are invested as provided herein, and the Company shall not be obligated to segregate such payroll deductions.

18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Sale.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be appropriately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor-corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participants option has been changed to the New Exercise Date and that the participants option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without limiting the generality of subsection (a) above, the Board or its committee shall be entitled, without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected”, to: change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan. Notwithstanding the foregoing, no Offering Period shall be longer than twenty-seven (27) months.

20. Notices.   All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares.   Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan.   The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

ANNUAL MEETING OF STOCKHOLDERS OF
DYNAMICS RESEARCH CORPORATION
May 23, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.   ê
 ■

The Board of Directors recommends a vote FOR the following proposal: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors: Fixing the number of Directors and Election of the Class I and Class II Directors as listed below:				2.	Approval of amendment to the Company’s 2000 Employee Stock Purchase Plan	☐	☐	☐

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡	Lieutenant General (ret.) Charles P. McCausland
		¡	General (ret.) George T. Babbitt, Jr.
		¡	Nickolas Stavropoulos

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, PROXIES WILL BE VOTED FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

0 ■
PROXY
DYNAMICS RESEARCH CORPORATION
Annual Meeting of Stockholders — May 23, 2006
     The undersigned hereby appoints Elise P. Caffrey and Richard A. Covel and each of them as proxies, with full power of substitution and re-substitution to each and hereby authorizes them to represent and to vote as designated on the reverse side, at the Annual Meeting of Stockholders of Dynamics Research Corporation (the “Company”) on May 23, 2006 at 2:00 P.M., Boston time, and at any adjournments thereof, all of the shares of the Company held of record by the undersigned on March 31, 2006 which the undersigned would be entitled to vote if personally present.
(Continued and to be signed on the reverse side)

■	14475 ■